G. BRAD BECKSTEAD
Certified Public Accountant
                                          3340 Wynn Road, Suite C
                                              Las Vegas, NV 89102
                                                     702.257.1984
                                                 702.362.0540 fax






November 18, 2002


To Whom It May Concern:

I have issued my report dated February 28, 2002, accompanying the financial statements of Eagle Golf Corporation on Form SB-2 for the period of June 7,1999 (inception date) through December 31, 2001. I hereby consent to the incorporation by reference of said report in the Registration Statement of Eagle Golf Corporation on Form SB-2 (File No. 333-89741).

Signed,

/s/ Beckstead and Watts, LLP

Beckstead and Watts, LLP